NUMBER

DRE 0541

SHARES

Duke REALTY

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 264411 50 5

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.01 PAR VALUE EACH OF

DUKE REALTY CORPORATION

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

DUKE REALTY CORPORATION CORPORATE SEAL 1992 INDIANA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Articles, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of the Common Stock Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on ownership or transfer set forth in clauses (i), (ii), (iii) or (iv) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, any Transfer of shares of Capital Stock that would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons and, upon the occurrence of certain events, attempted Transfers in violation of the other restrictions described above will be void ab initio. All capitalized terms in this legend have the meanings defined in the Articles of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer of Capital Stock, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though th   ere written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UTMA – ________ Custodian ________
(Cust) (Minor)
under Uniform Transfers to Minors
Act ________ ________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ____ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____

____ *Shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________

____ *Attorney*

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ________ ______________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGN URE GUARANTEED

ALL GU TEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.